ELEVATE CREDIT ANNOUNCES FOURTH QUARTER & FULL YEAR 2018 RESULTS
Announces Record Annual Revenues and Net Income
FORT WORTH, TX - February 11, 2019 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the fourth quarter and full year ended December 31, 2018.
“We finished 2018 having delivered $12.5 million in net income on $787 million in revenue for the year.  This was a significant improvement over 2017—a 17% increase in revenue and more than double the adjusted net income,” said Elevate CEO Ken Rees. “We will continue to be conservative about top-line growth while we focus on execution and earnings in 2019. With today’s announcement of an expanded, billion dollar credit facility with Victory Park Capital, which lowers our cost of capital significantly, and with the continued demand for our products, we remain confident about the core strength of our business and our huge market opportunity to serve the New Middle Class.”
Fourth Quarter 2018 Financial Highlights1

•
Net income: Net income for the three months ended December 31, 2018 totaled $4.1 million, or $0.09 per diluted share, compared to a net loss of $12.2 million, or $(0.29) per diluted share, in the fourth quarter of 2017, which included a $12.5 million charge associated with the change in federal tax law in 2017. Excluding the impact from the tax law change, adjusted net income for the fourth quarter of 2017 would have been $0.3 million, or $0.01 per diluted share.

•	Revenue growth: Revenues increased 7.2% for the fourth quarter of 2018 totaling $207.3 million compared with $193.4 million for the fourth quarter of 2017.

•	Combined loans receivable - principal: Combined loans receivable - principal totaled $648.5 million, an increase of $30.2 million, or 4.9%, from $618.4 million for the prior-year quarter.

•
Customer acquisition cost: The average customer acquisition cost was $202 in the fourth quarter of 2018, below the targeted range of $250-$300 and lower than $231 for the prior-year quarter. The total number of new customer loans decreased from approximately 95,000 in the fourth quarter of 2017 to 67,000 in the fourth quarter of 2018.

•
Adjusted EBITDA margin: Adjusted EBITDA increased to $31.9 million, up 27.7% from $25.0 million in the fourth quarter of 2017. The Adjusted EBITDA margin for the fourth quarter of 2018 was 15.4%, an increase from 12.9% in the prior year quarter.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable and adjusted net income are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Fiscal Year 2018 Financial Highlights

•
Net income: Net income for the year ended December 31, 2018 totaled $12.5 million, or $0.28 per diluted share, compared to a net loss of $6.9 million, or $(0.20) per diluted share, in the prior year, which included a $12.5 million charge associated with the change in federal tax law in 2017. Excluding the impact of the federal tax law, adjusted net income for the full year 2017 would have been $5.5 million, or $0.16 per diluted share.

•	Revenue growth: Revenues increased 16.9% for the year ended December 31, 2018, totaling $786.7 million compared to $673.1 million for the prior-year period.

•
Adjusted EBITDA margin: Adjusted EBITDA increased to $116.1 million from $87.5 million in the prior year. The Adjusted EBITDA margin for the year ended December 31, 2018 was 14.8%, an increase from 13.0% in the prior year.

•
Customer acquisition cost: The number of new customer loans for the year ended December 31, 2018 totaled approximately 316,000, an increase of 3.6% from 305,000 for the prior year period. The average customer acquisition cost was $245 in 2018, below the targeted range of $250-$300 but slightly higher than $237 for the prior year.

Liquidity and Capital Resources
There were no material changes from a liquidity and funding standpoint during the fourth quarter of 2018.

Recent Business Highlights

•
Elevate Announces Amended Credit Facility. Today, Elevate announced a billion dollar credit agreement with Victory Park Capital which will significantly lower the Company’s cost of capital. The new agreement encompasses all four of Elevate’s products. See press release for more information.

•
Elevate’s Rise Product Expansion. In the fourth quarter of 2018, the Company licensed the Rise brand to FinWise Bank ("FinWise") to originate loans in an additional 16 states. The FinWise portfolio originated $31 million of loans in the fourth quarter since its launch in October 2018.

•
New Chief Credit Officer. Elevate promoted Company veteran David Peterson as Chief Credit Officer. Mr. Peterson has over 15 years of leadership experience in risk management and operations. He served as Senior Vice President of Risk Management and also held various previous leadership roles including positions at Americredit Financial and Washington Mutual.

Financial Outlook

The Company expects revenue growth to be relatively flat during the first half of 2019 with annualized revenue growth of 5% to 10% during the second half of 2019. For the full year 2019, the Company expects total revenue of $811 million to $834 million, net income of $25 million to $30 million, or $0.55 to $0.65 in diluted earnings per share, and Adjusted EBITDA of $130 million to $140 million.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full-year 2018 financial results on Monday, February 11th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Fourth Quarter 2018 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on February 25, 2019, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13686658, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2019 (including all statements under the heading "Financial Outlook"); our plan to continue to be conservative about growth while we focus on execution and earnings growth in 2019; our beliefs about the core strength of our business and our huge market opportunity to serve the New Middle Class, including in light of the expanded billion dollar credit facility with Victory Park Capital, which lowers our cost of capital significantly, and the continued demand for our products; and the Company’s targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with its bank partners, has originated $6.7 billion in non-prime credit to more than 2.2 million non-prime consumers to date and has saved its customers more than $4.8 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic, Sunny and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands, except share and per share amounts)	2018	2017	2018	2017
Revenues	$207,288	$193,443	$786,682	$673,132
Cost of sales:
Provision for loan losses	117,343	106,281	411,979	357,574
Direct marketing costs	13,450	21,900	77,605	72,222
Other cost of sales	5,467	6,169	26,359	20,536
Total cost of sales	136,260	134,350	515,943	450,332
Gross profit	71,028	59,093	270,739	222,800
Operating expenses:
Compensation and benefits	24,195	21,115	94,382	81,969
Professional services	9,389	7,803	35,864	32,848
Selling and marketing	1,910	1,691	9,435	8,353
Occupancy and equipment	4,245	3,892	17,547	13,895
Depreciation and amortization	3,821	2,615	12,988	10,272
Other	1,631	1,505	5,649	4,600
Total operating expenses	45,191	38,621	175,865	151,937
Operating income	25,837	20,472	94,874	70,863
Other income (expense):
Net interest expense	(20,912)	(18,441)	(79,198)	(73,043)
Foreign currency transaction gain (loss)	(609)	80	(1,409)	2,900
Non-operating income (loss)	(312)	(112)	(350)	2,295
Total other expense	(21,833)	(18,473)	(80,957)	(67,848)
Income before taxes	4,004	1,999	13,917	3,015
Income tax expense (benefit)	(128)	14,193	1,408	9,931
Net income (loss)	$4,132	$(12,194)	$12,509	$(6,916)

Basic income (loss) per share	$0.10	$(0.29)	$0.29	$(0.20)
Diluted income (loss) per share	$0.09	$(0.29)	$0.28	$(0.20)
Basic weighted average shares outstanding	43,197,914	41,897,080	42,791,061	33,911,520
Diluted weighted average shares outstanding	43,838,128	41,897,080	44,299,304	33,911,520

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents*	$58,313	$41,142
Restricted cash	2,591	1,595
Loans receivable, net of allowance for loan losses of $91,608 and $87,946, respectively*	561,694	524,619
Prepaid expenses and other assets*	11,418	10,306
Receivable from CSO lenders	16,183	22,811
Receivable from payment processors*	21,716	21,126
Deferred tax assets, net	21,628	23,545
Property and equipment, net	41,579	24,249
Goodwill	16,027	16,027
Intangible assets, net	1,712	2,123
Derivative assets, net*	412	—
Total assets	$753,273	$687,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$44,950	$42,213
State and other taxes payable	681	884
Deferred revenue	28,261	33,023
Notes payable, net*	562,590	513,295
Derivative liability	—	1,972
Total liabilities	636,482	591,387
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	17
Additional paid-in capital	183,244	174,090
Accumulated deficit	(66,525)	(79,954)
Accumulated other comprehensive income	54	2,003
Total stockholders’ equity	116,791	96,156
Total liabilities and stockholders’ equity	$753,273	$687,543

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable and adjusted net income.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income (loss) determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income (loss) excluding the impact of income tax benefit or expense, non-operating income or expense, foreign currency transaction gain or loss associated with our UK operations, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Management's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) for the three and twelve months ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Net income (loss)	$4,132	$(12,194)	$12,509	$(6,916)
Adjustments:
Net interest expense	20,912	18,441	79,198	73,043
Share-based compensation	2,228	1,882	8,233	6,318
Foreign currency transaction (gains) losses	609	(80)	1,409	(2,900)
Depreciation and amortization	3,821	2,615	12,988	10,272
Non-operating (income) loss	312	112	350	(2,295)
Income tax expense (benefit)	(128)	14,193	1,408	9,931
Adjusted EBITDA	$31,886	$24,969	$116,095	$87,453

Adjusted EBITDA margin	15.4%	12.9%	14.8%	13.0%

Adjusted net income, adjusted diluted income per share and adjusted diluted weighted average shares outstanding
The Tax Cuts and Jobs Act was enacted on December 22, 2017. U.S. GAAP requires the remeasurement of all U.S. deferred income tax assets and liabilities for temporary differences from the previously enacted tax rate of 35% to the new corporate tax rate of 21%. The cumulative adjustment of $12.5 million was recognized in income tax expense in 2017, which included the enactment date. The following table presents a reconciliation of net income (loss) and diluted income (loss) per share to adjusted net income and adjusted diluted income per share, which excludes the impact of the tax reform.

	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands except per share amounts)	2018	2017	2018	2017
Net income (loss)	$4,132	$(12,194)	$12,509	$(6,916)
Impact of tax reform	—	12,462	(50)	12,462
Adjusted net income	$4,132	$268	$12,459	$5,546

Diluted income (loss) per share	$0.09	$(0.29)	$0.28	$(0.20)
Impact of tax reform	—	0.30	—	0.36
Adjusted diluted income per share	$0.09	$0.01	$0.28	$0.16

Diluted weighted average shares outstanding	43,838,128	41,897,080	44,299,304	33,911,520
Effects of potentially dilutive shares outstanding(1)	—	1,438,086	—	1,446,611
Adjusted diluted weighted average shares outstanding	43,838,128	43,335,166	44,299,304	35,358,131
(1) Represents potentially dilutive shares that had not been included in the Company's quarter or year-ended December 31, 2017 diluted weighted average shares outstanding as the Company is in a net loss position under U.S. GAAP. Including these shares would have been anti-dilutive when in a net loss position.

Supplemental Schedules

Revenue by Product

	Three Months Ended December 31, 2018
(dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$301,085	$288,917	$590,002	$50,886	$640,888
Effective APR	138%	97%	118%	243%	128%
Finance charges	$104,513	$70,684	$175,197	$31,208	$206,405
Other	517	320	837	46	883
Total revenue	$105,030	$71,004	$176,034	$31,254	$207,288

	Three Months Ended December 31, 2017
(dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$301,941	$236,728	$538,669	$44,427	$583,096
Effective APR	141%	97%	121%	242%	130%
Finance charges	$106,954	$57,751	$164,705	$27,046	$191,751
Other	1,080	541	1,621	71	1,692
Total revenue	$108,034	$58,292	$166,326	$27,117	$193,443

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Revenue by Product (continued)

	Year ended December 31, 2018
(dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$293,413	$262,537	$555,950	$51,793	$607,743
Effective APR	138%	97%	119%	237%	129%
Finance charges	$405,224	$254,561	$659,785	$122,688	$782,473
Other	2,187	1,745	3,932	277	4,209
Total revenue	$407,411	$256,306	$663,717	$122,965	$786,682

	Year ended December 31, 2017
(dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$261,101	$202,530	$463,631	$43,297	$506,928
Effective APR	141%	97%	122%	237%	131%
Finance charges	$368,453	$195,592	$564,045	$102,509	$666,554
Other	4,345	1,926	6,271	307	6,578
Total revenue	$372,798	$197,518	$570,316	$102,816	$673,132

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended December 31, 2018
(dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$48,522	$34,534	$83,056	$10,876	$93,932
Net charge-offs	(61,638)	(40,441)	(102,079)	(12,938)	(115,017)
Provision for loan losses	63,713	41,957	105,670	11,673	117,343
Effect of foreign currency	—	—	—	(206)	(206)
Ending balance	$50,597	$36,050	$86,647	$9,405	$96,052
Combined loans receivable(2)(3)	$333,001	$303,418	$636,419	$56,709	$693,128
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	12%	14%	17%	14%
Net charge-offs as a percentage of revenues	59%	57%	58%	41%	55%
Provision for loan losses as a percentage of revenues	61%	59%	60%	37%	57%

	Three Months Ended December 31, 2017
(dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$49,756	$27,802	$77,558	$8,511	$86,069
Net charge-offs	(60,024)	(30,653)	(90,677)	(7,941)	(98,618)
Provision for loan losses	66,135	31,721	97,856	8,425	106,281
Effect of foreign currency	—	—	—	57	57
Ending balance	$55,867	$28,870	$84,737	$9,052	$93,789
Combined loans receivable(2)(3)	$342,652	$261,222	$603,874	$54,156	$658,030
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	14%	17%	14%
Net charge-offs as a percentage of revenues	56%	53%	55%	29%	51%
Provision for loan losses as a percentage of revenues	61%	54%	59%	31%	55%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2)	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Loan Loss Reserve by Product (continued)

	Year ended December 31, 2018
(dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$55,867	$28,870	$84,737	$9,052	$93,789
Net charge-offs	(228,569)	(131,719)	(360,288)	(48,872)	(409,160)
Provision for loan losses	223,299	138,899	362,198	49,781	411,979
Effect of foreign currency	—	—	—	(556)	(556)
Ending balance	$50,597	$36,050	$86,647	$9,405	$96,052
Combined loans receivable(2)(3)	$333,001	$303,418	$636,419	$56,709	$693,128
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	12%	14%	17%	14%
Net charge-offs as a percentage of revenues	56%	51%	54%	40%	52%
Provision for loan losses as a percentage of revenues	55%	54%	55%	40%	52%

	Year ended December 31, 2017
(dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$53,336	$19,389	$72,725	$9,651	$82,376
Net charge-offs	(209,533)	(99,283)	(308,816)	(38,194)	(347,010)
Provision for loan losses	212,064	108,764	320,828	36,746	357,574
Effect of foreign currency	—	—	—	849	849
Ending balance	$55,867	$28,870	$84,737	$9,052	$93,789
Combined loans receivable(2)(3)	$342,652	$261,222	$603,874	$54,156	$658,030
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	11%	14%	17%	14%
Net charge-offs as a percentage of revenues	56%	50%	54%	37%	52%
Provision for loan losses as a percentage of revenues	57%	55%	56%	36%	53%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2)	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended December 31, 2018
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	140,218	167,045	307,263	94,173	401,436
New customer loans originated	28,838	18,388	47,226	19,450	66,676
Former customer loans originated	24,645	140	24,785	—	24,785
Attrition	(50,943)	(19,176)	(70,119)	(24,174)	(94,293)
Ending number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
Customer acquisition cost	$216	$253	$231	$132	$202
Average customer loan balance	$2,167	$1,746	$1,940	$544	$1,627

	Three Months Ended December 31, 2017
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	123,978	126,677	250,655	74,924	325,579
New customer loans originated	41,856	30,986	72,842	21,822	94,664
Former customer loans originated	18,871	—	18,871	—	18,871
Attrition	(43,915)	(16,991)	(60,906)	(16,236)	(77,142)
Ending number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
Customer acquisition cost	$243	$222	$234	$223	$231
Average customer loan balance	$2,276	$1,784	$2,030	$584	$1,708

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Customer Loan Data by Product (continued)

	Year ended December 31, 2018
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
New customer loans originated	111,860	99,820	211,680	104,803	316,483
Former customer loans originated	86,278	746	87,024	—	87,024
Attrition	(196,170)	(74,841)	(271,011)	(95,864)	(366,875)
Ending number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
Customer acquisition cost	$275	$240	$259	$218	$245
Average customer loan balance	$2,167	$1,746	$1,940	$544	$1,627

	Year ended December 31, 2017
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
New customer loans originated	116,030	110,145	226,175	79,011	305,186
Former customer loans originated	71,109	—	71,109	—	71,109
Attrition	(168,345)	(58,626)	(226,971)	(76,545)	(303,516)
Ending number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
Customer acquisition cost	$281	$182	$233	$249	$237
Average customer loan balance	$2,276	$1,784	$2,030	$584	$1,708

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Beginning in the fourth quarter of 2018, the Company also licenses its Rise installment loan brand to a third party lender, FinWise Bank, which originates Rise installment loans in sixteen states. FinWise Bank initially provides all of the funding and retains 5% of the balances of all of the loans originated and sells a 95% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 95% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas and Ohio, the Company does not make Rise loans directly, but rather act as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's consolidated balance sheets since both revenues and cost of sales as reflected in the Company's consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2016	2017				2018
(dollars in thousands)	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

Company Owned Loans:
Loans receivable – principal, current, company owned	$387,142	$367,744	$403,944	$450,891	$514,147	$471,996	$493,908	$525,717	$543,405
Loans receivable – principal, past due, company owned	57,342	48,007	45,839	61,040	61,856	60,876	58,949	69,934	68,251
Loans receivable – principal, total, company owned	444,484	415,751	449,783	511,931	576,003	532,872	552,857	595,651	611,656
Loans receivable – finance charges, company owned	25,630	21,359	21,866	27,625	36,562	31,181	31,519	36,747	41,646
Loans receivable – company owned	470,114	437,110	471,649	539,556	612,565	564,053	584,376	632,398	653,302
Allowance for loan losses on loans receivable, company owned	(77,451)	(69,798)	(66,030)	(80,972)	(87,946)	(80,497)	(76,575)	(89,422)	(91,608)
Loans receivable, net, company owned	$392,663	$367,312	$405,619	$458,584	$524,619	$483,556	$507,801	$542,976	$561,694
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$34,466	$27,841	$30,210	$35,690	$41,220	$33,469	$35,114	$36,649	$35,529
Loans receivable – principal, past due, guaranteed by company	2,260	957	1,066	1,267	1,152	1,123	1,494	1,661	1,353
Loans receivable – principal, total, guaranteed by company(1)	36,726	28,798	31,276	36,957	42,372	34,592	36,608	38,310	36,882
Loans receivable – finance charges, guaranteed by company(2)	3,772	2,754	2,365	2,751	3,093	2,612	2,777	3,103	2,944
Loans receivable – guaranteed by company	40,498	31,552	33,641	39,708	45,465	37,204	39,385	41,413	39,826
Liability for losses on loans receivable, guaranteed by company	(4,925)	(3,565)	(3,810)	(5,097)	(5,843)	(3,749)	(3,956)	(4,510)	(4,444)
Loans receivable, net, guaranteed by company(3)	$35,573	$27,987	$29,831	$34,611	$39,622	$33,455	$35,429	$36,903	$35,382
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$421,608	$395,585	$434,154	$486,581	$555,367	$505,465	$529,022	$562,366	$578,934
Combined loans receivable – principal, past due	59,602	48,964	46,905	62,307	63,008	61,999	60,443	71,595	69,604
Combined loans receivable – principal	481,210	444,549	481,059	548,888	618,375	567,464	589,465	633,961	648,538
Combined loans receivable – finance charges	29,402	24,113	24,231	30,376	39,655	33,793	34,296	39,850	44,590
Combined loans receivable	$510,612	$468,662	$505,290	$579,264	$658,030	$601,257	$623,761	$673,811	$693,128

	2016	2017				2018
(dollars in thousands)	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(77,451)	$(69,798)	$(66,030)	$(80,972)	$(87,946)	$(80,497)	$(76,575)	$(89,422)	$(91,608)
Liability for losses on loans receivable, guaranteed by company	(4,925)	(3,565)	(3,810)	(5,097)	(5,843)	(3,749)	(3,956)	(4,510)	(4,444)
Combined loan loss reserve	$(82,376)	$(73,363)	$(69,840)	$(86,069)	$(93,789)	$(84,246)	$(80,531)	$(93,932)	$(96,052)
Combined loans receivable – principal, past due(3)	$59,602	$48,964	$46,905	$62,307	$63,008	$61,999	$60,443	$71,595	$69,604
Combined loans receivable – principal(3)	481,210	444,549	481,059	548,888	618,375	567,464	589,465	633,961	648,538
Percentage past due	12%	11%	10%	11%	10%	11%	10%	11%	11%
Combined loan loss reserve as a percentage of combined loans receivable(3)	16%	16%	14%	15%	14%	14%	13%	14%	14%
Allowance for loan losses as a percentage of loans receivable – company owned	16%	16%	14%	15%	14%	14%	13%	14%	14%

(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.
(3) Non-GAAP measure.

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